Exhibit 4.1

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

________________________

Sixty-sixth Supplemental Indenture

Providing among other things for a series of bonds designated
“First Mortgage Bonds, 4.00% Series due 2052”
Due March 1, 2052

________________________

Dated as of March 1, 2022

SIXTY-SIXTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of March, 2022, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, 14th Floor, New York, New York 10013, as trustee (the “Trustee”), under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (this “Sixty-sixth Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Original Mortgage, as theretofore supplemented and amended) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto and amendatory thereof, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Sixty-fifth Supplemental Indentures and, if the context shall so require, as to be supplemented by this Sixty-sixth Supplemental Indenture, being herein sometimes called the “Mortgage”); and

WHEREAS the Original Mortgage and the First Supplemental Indenture, dated as of October 1, 1952, through the Twenty-fifth Supplemental Indenture, dated as of October 1, 1989, were appropriately filed and recorded in the various official records in the States of Washington, Idaho and Montana, as set forth in such Supplemental Indentures and in the Twenty-sixth Supplemental Indenture, dated as of April 1, 1993; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on additional properties of the Company located in the State of Oregon and additional counties in the State of Montana, the Company executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in Oregon and Montana, as set forth in the aforesaid Twenty-sixth Supplemental Indenture; and

WHEREAS the aforesaid Twenty-sixth Supplemental Indenture through the Twenty-ninth Supplemental Indenture, dated as of December 1, 2001, were appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the Twenty-seventh Supplemental Indenture, dated as of January 1, 1994, through the Thirtieth Supplemental Indenture, dated as of May 1, 2002; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on all its properties (other than specifically excepted property), including all real properties owned in fee, which were specifically described or referred to in Exhibit B to such instrument, all easements and other interests in and rights to use real property and all equipment and fixtures, the Company executed and delivered an Instrument of Further Assurance, dated as of December 15, 2001, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on additional properties of the Company located in an additional county in the State of Oregon, the Company executed and delivered a Memorandum of Mortgage and Security Agreement, dated as of May 29, 2003, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in the State of Oregon; and

WHEREAS the aforesaid Thirtieth Supplemental Indenture through the Sixty-third Supplemental Indenture, dated as of June 1, 2020, were appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the Thirty-first Supplemental Indenture, dated as of May 1, 2003, through the Sixty- fifth Supplemental Indenture, dated as of September 1, 2021; and

WHEREAS the aforesaid Sixty-fifth Supplemental Indenture has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B hereto; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and

WHEREAS, the Company now desires to amend Section 59 and Section 52 of the Original Mortgage, as heretofore amended, as set forth in Article III; and

WHEREAS the Company now desires to create a new series of bonds; and

WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer’s Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS the execution and delivery by the Company of this Sixty-sixth Supplemental Indenture and the terms of the Bonds of the Sixty‑seventh Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Sixty-sixth Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The Company hereby acknowledges that, as of the date of this Sixty-sixth Supplemental Indenture, the real property located in the State of Washington, taken as a whole, that is so conveyed or intended to be so conveyed under the Mortgage is not used principally for agricultural purposes.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date of the Original Mortgage (except any in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Sixty-sixth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Sixty-seventh Series of Bonds

SECTION 1. (I) There shall be a series of bonds designated “First Mortgage Bonds, 4.00% Series due 2052” (herein sometimes referred to as the “Bonds of the Sixty-seventh Series” or the “Bonds”), each of which shall also bear the descriptive title First Mortgage Bond and the form thereof is set forth on Exhibit D hereto. The Bonds of the Sixty-seventh Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.

(II) The Bonds of the Sixty-seventh Series shall have the following terms and characteristics:

(a) the Bonds of the Sixty-seventh Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $400,000,000; it being understood that, subject to the satisfaction of the conditions set forth in the Mortgage, there shall be no limit upon the aggregate principal amount of Bonds of the Sixty-seventh Series that may be authenticated and delivered thereunder.

(b) the principal of the Bonds of the Sixty-seventh Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);

(c) the Bonds of the Sixty-seventh Series shall bear interest at the rate of four per centum (4.00%) per annum; interest on the Bonds shall accrue from and including March 17, 2022, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on the Bonds shall be payable on each Interest Payment Date and at Maturity (as hereinafter defined); and interest on the Bonds during any period less than one year for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;

(d) the principal of and premium, if any, and interest on each Bond of the Sixty-seventh Series payable at Maturity shall be payable to the registered owner thereof upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Sixty-seventh Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Interest payable at Maturity shall be paid to the person to whom principal shall be paid.

(e) Prior to October 1, 2051 (the “Par Call Date”), the Company may redeem the Bonds of the Sixty-seventh Series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (B) interest accrued to the redemption date, and

(ii) 100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Bonds of the Sixty-seventh Series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable:

(i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(f) Notice of redemption of Bonds of the Sixty-seventh Series shall be given by mail, facsimile transmission or other direct written electronic means not less than ten (10) nor more than sixty (60) days prior to the date fixed for redemption.

(g) If less than all of the Outstanding Bonds of the Sixty-seventh Series are to be redeemed, the particular Bonds to be redeemed shall be selected by the Trustee by such method of random selection as the Trustee shall deem fair and appropriate; provided, however, that if, as indicated in an officer’s certificate, the Company shall have offered to purchase all the bonds of the Sixty-seventh series then Outstanding and less than all of such Bonds shall have been tendered to the Company for such purchase, the Trustee, if so directed by the Company, shall select for redemption all such Bonds that have not been so tendered. The portion of any Bond to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds and the portions thereof so selected for redemption.

(h) Except as provided in this subsection (II) of Section 1,

(i) the Bonds of the Sixty-seventh Series shall not be redeemable prior to the Stated Maturity Date; and

(ii) no amount other than the principal of and interest on the Bonds of the Sixty- seventh Series shall be payable in respect of the Bonds at Maturity (as hereinafter defined) or otherwise.

(III) (a) At the option of the registered owner, any Bonds of the Sixty-seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.

The Bonds of the Sixty-seventh Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of Bonds of the Sixty-seventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Sixty-seventh Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Sixty-seventh Series for a period of 10 days next preceding any Interest Payment Date or any selection of such Bonds for redemption, nor shall it be required to make any transfer or exchange of any Bonds of the Sixty-sixth Series which shall have been selected for redemption in whole or in part.

(b) The Bonds of the Sixty-seventh Series are initially to be issued in global form, registered in the name of a securities depositary (a “Depositary”) or a nominee thereof. Notwithstanding the provisions of subdivision (a) above, the Bonds shall not be transferable, nor shall any purported transfer be registered, except as follows:

(i) the Bonds of the Sixty-seventh Series may be transferred in whole, and appropriate registration of transfer effected, to the Depositary, or by the Depositary to a nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor Depositary or any nominee thereof;

(ii) the Bonds of the Sixty-seventh Series may be transferred in whole, and appropriate registration of transfer effected, to the beneficial holders thereof, and thereafter shall be transferable, if:

(A) the Depositary, shall have notified the Company and the Trustee that (I) it is unwilling or unable to continue to act as securities depositary with respect to such Bonds or (II) it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Trustee shall not have been notified by the Company within one hundred twenty (120) days of the identity of a successor Depositary with respect to the Bonds; or

(B) the Company shall have delivered to the Trustee a written order to the effect that the Bonds shall be so transferred to the beneficial owners thereof on and after a date specified therein.

The Bonds of the Sixty-seventh Series shall initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”).

The Bonds of the Sixty-seventh Series, when in global form, shall bear a legend as to such global form and the foregoing restrictions on transfer substantially as set forth below:

This is a global bond held by a securities depositary or a nominee thereof for the benefit of the beneficial owners hereof. This bond may not be transferred, nor may any purported transfer be registered, except as provided in the Mortgage referred to below.

So long as the Bonds of the Sixty-seventh Series are Outstanding in global form and are registered in the name of Cede & Co, as nominee for DTC, the Bonds shall also bear a legend substantially as set forth below (or as otherwise required or permitted by DTC from time to time):

Unless this bond certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any new bond certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(IV) For all purposes of this Sixty-sixth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Sixty-seventh Series, shall have the meanings specified below:

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

“Interest Payment Date” means April 1 and October 1 in each year, commencing October 1, 2022.

“Maturity” means the date on which the principal of the Bonds of the Sixty-seventh Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.

“Record Date”, with respect to any Interest Payment Date, means the March 15 or September 15, as the case may be, next preceding such Interest Payment Date.

“Stated Maturity Date” means April 1, 2052.

(V) Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Sixty-sixth Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:

(a) an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations

(meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

(VI) Anything in this Sixty-sixth Supplemental Indenture or the Bonds of the Sixty-seventh Series to the contrary notwithstanding, any payment of principal of or premium, if any, or interest on any Bond of the Sixty-seventh Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

(VII) The Bonds of the Sixty-seventh Series shall have such further terms as are set forth in Exhibit D hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.

ARTICLE II

Outstanding Bonds

Upon the delivery of this Sixty-sixth Supplemental Indenture, Bonds of the Sixty-seventh Series in an aggregate principal amount of $400,000,000 are to be issued and will be Outstanding, in addition to $2,557,200,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Sixty-sixth Supplemental Indenture (which aggregate principal amount includes $250,000,000 in principal amount of the First Mortgage Bonds, 5.125% Series due 2022, that mature April 1, 2022); it being understood that, subject to the provisions of the Mortgage, there shall be no limit on the principal amount of bonds that may be authenticated and delivered under the Mortgage.

ARTICLE III

Amendment of Original Mortgage

SECTION 1. Clause (1) in the first paragraph of Section 59 of the Original Mortgage as mended is hereby amended by adding at the end thereof the following proviso:

; provided, however, that if the Fair Value of such property, as stated in the Engineer’s Certificate required by clause (3) below, is less than two per centum (2%) of the aggregate principal amount of bonds then Outstanding hereunder, no Resolution shall be required to be delivered to the Trustee and such description may be contained in such Engineer’s Certificate.

SECTION 2. The second paragraph of Section 52 of the Original Mortgage as amended is hereby amended by adding at the end thereof the following proviso:

; provided, however, that the supplemental indenture or other instrument creating any series of bonds may specify any other minimum notice period for the redemption of the bonds of such series and a maximum notice period, as well as any other means of delivery of such notice.

ARTICLE IV

Prospective Amendments of Original Mortgage

SECTION 1. Each initial and subsequent holder of Bonds of the Sixty-sixth Series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the amendments of the Original Mortgage, as heretofore amended, contemplated in Article III of the Fifty-eighth Supplemental Indenture, dated as of December 1, 2015, and set forth in Exhibit E(1) thereto, as amended in Section 2 of Article III of the Sixtieth Supplemental Indenture, dated as of December 1, 2017, and in Exhibits E(2) and E(3) to such Fifty-eighth Supplemental Indenture.

SECTION 2. Each initial and subsequent holder of the Bonds of the Sixty-seventh Series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to any or all of the following amendments to the Original Mortgage as heretofore amended:

(a) the amendment of Section 5 of the Original Mortgage, as heretofore amended, to delete therefrom the first paragraph thereof and to insert in lieu thereof three new paragraphs reading substantially as set forth in Exhibit E(1) hereto;

(b) the amendment of the Original Mortgage, as heretofore amended, to add, immediately following Section 59, a new Section 59A reading substantially as set forth in Exhibit E(2) hereto; and

(c) the amendment of Section 37 of the Original Mortgage, as heretofore amended, to read substantially as set forth in Exhibit E(3)hereto;

it being understood that such holders shall also be deemed to have consented to any and all other changes to the Original Mortgage, as heretofore amended, as shall be necessary in order to avoid any defects, or ambiguities or inconsistencies that could arise by virtue of the adoption of any of the amendments contemplated in this section.

ARTICLE V

Miscellaneous Provisions

SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Sixty-sixth Supplemental Indenture, have the meanings specified in the Original Mortgage.

SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage shall apply to and form part of this Sixty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-sixth Supplemental Indenture.

SECTION 3. Whenever in this Sixty-sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Sixty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and the holders of the bonds Outstanding under the Mortgage.

SECTION 5. This Sixty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this Sixty-sixth Supplemental Indenture shall not be deemed to be any part thereof.

________________________

IN WITNESS WHEREOF, on the 9th day of March, 2022, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or one of its Vice Presidents for and on its behalf, in The City of Spokane, Washington, as of the day and year first above written, and on the 9th day of March, 2022, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers for and on its behalf, in The City of New York, New York, all as of the day and year first above written.

AVISTA CORPORATION

By: /s/ Mark T. Thies
Name: Mark T. Thies
Title: Executive Vice President,
Chief Financial Officer and Treasurer

CITIBANK, N.A., as Trustee

By /s/ William G. Keenan
Name: William G. Keenan
Title: Senior Trust Officer

STATE OF WASHINGTON )

) ss.:

COUNTY OF SPOKANE )

On this 9th day of March, 2022, before me personally appeared Mark T. Thies, to me known to be a the Executive Vice President, the Chief Financial Officer and the Treasurer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Debbie Deubel
Notary Public

DEBBIE DEUBEL
Notary Public
State of Washington
Commission Expires May 9, 2025

STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On this 9th day of March, 2022 before me, a Notary Public in and for the State of New York, personally appeared William G. Keenan, to me known, who, being by me duly sworn, did depose and say: that he resides at 5 Buena Vista Avenue, Rumson, NJ 07760; that he is a Senior Trust Officer of CITIBANK, N.A., one of the corporations described in and that executed the within and foregoing instrument, such corporation having executed such instrument as trustee; and that he signed his name thereto by authority of the board of directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Kate Molina
Kate Molina
Notary Public
State of New York
No. 01MO6387127
Qualified in Richmond County
My Commission Expires February 4, 2023

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES
AND SERIES OF BONDS

		SERIES
MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	NO.	DESIGNATION	PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
1	October 1, 1952	2	3-1/2% Series due 1982 (changed to 3-3/4% in Twelfth Supplemental Indenture)	30,000,000	None
2	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
3	December 1, 1955		None
4	March 15, 1957		None
5	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
6	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
7	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
8	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
9	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
10	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
11	March 1 ,1965	10	4-5/8% Series due 1995	10,000,000	None
12	May 1, 1966		None
13	August 1, 1966	11	6% Series due 1996	20,000,000	None
14	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
15	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
16	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
17	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
18	June 1, 1980		None
19	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None

			Subtotals	$347,000,000	None
20	August 1, 1982	17	15-3/4% Series due 1990-1992	$60,000,000	None
21	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
22	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
23	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
24	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
25	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None
26	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	13,500,000
27	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None
28	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
29	December 1, 2001	27	7.75% Series due 2007	150,000,000	None
30	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
31	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
32	September 1, 2003	30	6.125% Series due 2013	45,000,000	None
33	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
34	November 1, 2004	32	5.45% Series due 2019	90,000,000	None
35	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000

36	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None
37	December 1, 2004	36	Collateral Series 2004D	350,000,000	None
38	May 1, 2005	37 38	Collateral Series 2005B Collateral Series 2005C	66,700,000 17,000,000	None None
39	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000
			Subtotals	$2,885,950,000	$188,500,000
40	April 1, 2006	40	Collateral Series due 2011	$320,000,000	None
41	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000
42	April 1, 2008	42	5.95% Series due 2018	250,000,000	None
43	November 1, 2008	43	Collateral Series 2008A	200,000,000	None
44	December 1, 2008	44	7.25% Series due 2013	30,000,000	None
45	December 1, 2008	45	Collateral Series 2008B	17,000,000	None
46	September 1, 2009	46	5.125% Series due 2022	250,000,000	250,000,000
47	November 1, 2009	47	Collateral Series 2009A	75,000,000	None
48	December 1, 2010	48 49	Collateral Series 2010A Collateral Series 2010B	66,700,000 17,000,000	66,700,000 17,000,000
49	December 1, 2010	50 51	3.89% Series due 2020 5.55% Series due 2040	52,000,000 35,000,000	None 35,000,000
50	December 1, 2010	52	1.68% Series due 2013	50,000,000	None
51	February 1, 2011	53	Collateral Series 2011A	400,000,000	None
52	August 1, 2011		None

53	December 1, 2011	54	4.45% Series due 2041	85,000,000	85,000,000
54	November 1, 2012	55	4.23% Series due 2047	80,000,000	80,000,000
55	August 1, 2013	56	Collateral Series 2013A	90,000,000	None
56	April 1, 2014	57	Collateral Series 2014A	400,000,000	None
57	December 1, 2014	58	4.11% Series due 2044	60,000,000	60,000,000
58	December 1, 2015	59	4.37% Series due 2045	100,000,000	100,000,000
59	December 1, 2016	60	3.54% Series due 2051	175,000,000	175,000,000
60	December 1, 2017	61	3.91% Series due 2047	90,000,000	90,000,000
61	May 1, 2018	62	4.35% Series due 2048	375,000,000	375,000,000
62	November 1, 2019	63	3.43% Series due 2049	180,000,000	180,000,000
63	June 1, 2020	64	Collateral Series 2020A	400,000,000	400,000,000
			Subtotals	$3,947,700,000	$2,063,700,000
64	September 1, 2020	65	3.07% Series due 2050	165,000,000	165,000,000
65	September 1, 2021	66	2.90% Series due 2051	140,000,000	140,000,000
Subtotals $305,000,000 Totals $7,485,650,000					$305,000,000 $2,557,200,000

EXHIBIT B

FILING AND RECORDING OF

SIXTY-FIFTH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

					Financing Statement
State	Office of		Date		Document Number
Washington	Secretary of State		11/16/21		2021-321-8910-7
Idaho	Secretary of State		11/16/21		20212128320
Montana	Secretary of State		10/25/21		20210676731
Oregon	Secretary of State		11/15/2021		92995676

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Washington
Adams	Auditor	11/5/21	329768	N/A	N/A	N/A
Asotin	Auditor	11/5/21	374711	N/A	N/A	N/A
Benton	Auditor	11/5/21	2021-050772	N/A	N/A	N/A
Douglas	Auditor	11/5/21	3249736	N/A	N/A	N/A
Ferry	Auditor	11/5/21	0296763	N/A	N/A	N/A
Franklin	Auditor	11/8/21	1950546	N/A	N/A	N/A
Garfield	Auditor	11/12/21	20210642	N/A	N/A	N/A
Grant	Auditor	11/5/21	1460815	N/A	N/A	N/A
Klickitat	Auditor	1/10/22	1152465	N/A	N/A	N/A
Lewis	Auditor	11/8/21	3564338	N/A	N/A	N/A
Lincoln	Auditor	11/9/21	2021-0490267	N/A	N/A	N/A
Pend Oreille	Auditor	11/5/21	20210346734	N/A	N/A	N/A
Skamania	Auditor	11/9/21	2021-003746	`	N/A	N/A
Spokane	Auditor	11/30/21	7155247	N/A	N/A	N/A
Stevens	Auditor	11/8/21	2021-0012810	N/A	N/A	N/A
Thurston	Auditor	11/30/21	4900384	N/A	N/A	N/A
Whitman	Auditor	11/16/21	770693	N/A	N/A	N/A

Idaho
Benewah	Recorder	11/5/21	293481	N/A	N/A	N/A
Bonner	Recorder	11/15/21	995673	N/A	N/A	N/A
Boundary	Recorder	11/15/21	289160	N/A	N/A	N/A
Clearwater	Recorder	11/8/21	241980	N/A	N/A	N/A

B-1

Idaho	Recorder	11/15/21	533494	N/A	N/A	N/A
Kootenai	Recorder	11/15/21	2871548000	N/A	N/A	N/A
Latah	Recorder	11/17/21	619885	N/A	N/A	N/A
RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Idaho (cont.)
Lewis	Recorder	11/16/21	150169	N/A	N/A	N/A
Nez Perce	Recorder	11/16/21	894755	N/A	N/A	N/A
Shoshone	Recorder	1/6/22	512119	N/A	N/A	N/A

Montana
Big Horn	Clerk & Recorder	11/15/21	363908	171	732-763	N/A
Broadwater	Clerk & Recorder	11/29/21	191972	233	552	N/A
Golden Valley	Clerk & Recorder	11/26/21	84650	M	21462	N/A
Meagher	Clerk & Recorder	11/15/21	148031	N/A	N/A	N/A
Mineral	Clerk & Recorder	11/5/21	124931
Rosebud	Clerk & Recorder	11/16/21	0125582	165	469-500	N/A
Sanders	Clerk & Recorder	11/15/21	323891			N/A
Stillwater	Clerk & Recorder	1/11/22	385600	N/A	N/A	N/A
Treasure	Clerk & Recorder	11/15/21	2021-0123	24	673	N/A
Wheatland	Clerk & Recorder	11/8/21	112173	M	32649-32680	N/A
Yellowstone	Clerk & Recorder	11/15/21	3997559	N/A	N/A	N/A

Oregon
Douglas	Recorder	11/5/21	2021-021649	N/A	N/A	N/A
Jackson	Recorder	11/16/21	2021-047473	N/A	N/A	N/A
Josephine	Recorder	11/5/21	2021-018981	N/A	N/A	N/A
Klamath	Recorder	11/5/21	2021-016749	N/A	N/A	N/A
Morrow	Recorder	11/5/21	2021-50136	N/A	N/A	N/A
Union	Recorder	11/15/21	20214385	N/A	N/A	N/A
Wallowa	Recorder	11/15/21	00085280	N/A	N/A	N/A

B-2

EXHIBIT C

PROPERTY ADDITIONS

First

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES of the Company, in the State of Washington, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Washington and the State of Idaho, to wit:

STATE OF WASHINGTON

Spokane County, Washington: “Flint Rd Land Swap”, granted by Deer Heights, LLC, all that certain real property situate in the City of Spokane, County of Spokane, State of Washington being a portion of the South one-half of the Southeast one-quarter of Section 19, Township 25 North, Range 19 East, Willamette Meridian, and being described as follows:

BEGINNING at the Northeast corner of said South one-half of the Southeast one-quarter of Section 19, Township 25 North, Range 19 East, Willamette Meridian; thence along the North line of said South one-half of the Southeast one-quarter of Section 19, South 89◦02’17” West 580.13 feet to the West line of the East 580.00 feet of said South one-half of the Southeast one-quarter of Section 19; thence along said West line, South 00◦13’51” West 80.02 feet to a line parallel with, and 80.00 feet southerly of, being measured at right angles to, the said North line of the South one-half of the Southeast one-quarter of Section 19, said point being the TRUE POINT OF BEGINNING of this description; thence along said parallel line, North 89◦02’17” East 550.12 feet to a line parallel with, and 30.00 feet westerly of the East line of the said South one-half of the Southeast one-quarter of Section 19; thence along said parallel line, South 00◦13’51” West 375.08 feet to a line parallel with, and 455.00 feet southerly of, being measured at right angles to, the said North line of the South one-half of the Southeast one-quarter of Section 19; thence along said parallel line, South 89◦02’17” West 550.12 feet to the said West line of the said East 580.00 feet of the South one-half of the Southeast one-quarter of Section 19; thence along said parallel line, North 00◦13’51” East 375.08 feet to the said True Point of Beginning of this description, containing 4.74 acres of land, more or less.

Spokane County, Washington: “Bluebird Substation”, granted by Ryan Alan Olsen and Ashley Maryanne Johnson, husband and wife, conveys and warrants the following described real estate, situated in the County of Spokane, State of Washington:

THAT PORTION OF THE SOUTHEAST QUARTER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE SAID SOUTHEAST QUARTER OF SECTION 17, TOWNSHIP 26,

RANGE 41 EAST OF THE WILLAMETTE MERIDIAN;

THENCE NORTH 02◦30’42” WEST ALONG THE WEST LINE OF THE SAID SOUTHEAST QUARTER, A DISTANCE OF 167.27

FEET TO THE TRUE POINT OF BEGINNING;

THENCE CONTINUING NORTH 02◦30’42” WEST ALONG THE WEST LINE, A DISTANCE

OF 494.98 FEET;

THENCE NORTH 88◦31’16” EAST 2674.96 FEET TO THE EAST LINE OF THE SAID

SOUTHEAST QUARTER;

THENCE SOUTH 02◦42’50” EAST ALONG THE EAST LINE OF THE SAID SOUTHEAST

QUARTER, A DISTANCE OF 492.16

FEET;

THENCE SOUTH 88◦27’34” WEST 2676.65 FEET TO THE TRUE POINT OF BEGINNING;

EXCEPT COUNTY ROAD;

SITUATE IN THE COUNTY OF SPOKANE, STATE OF WASHINGTON.

SUBJECT TO: This conveyance is subject to right of way deeds, covenants, conditions, restrictions and easements, if any affecting title which may appear in the public record, including those shown on any recorded plat or survey and as shown on Schedule B of that certain Title Commitment prepared by First American Title Insurance Company under Order No. 4259-3860650.

SUBJECT TO TAXES for the year 2021 and any further taxes or assessments assessed against the property after the recording date of this Deed.

Tax Parcel Number(s): 16174.9064

Whitman County, Washington: “Varsity Substation”, granted by Sand Road Bucklers 2, LLC, a Washington limited liability company, conveys and warrants the following described real estate, situated in the County of Whitman, State of Washington:

Lot 1, Garrison Center No. 2 Short Plat, according to the plat thereof, recorded under Auditor’s File No. 769825, records of Whitman County, Washington.

“This conveyance is subject to Covenants, conditions, restrictions and easements, if any, affecting title, which may appear in the public record, including those shown on any recorded plat or survey.”

Tax Parcel Number(s): 2-0000-46-15-32-3900

STATE OF IDAHO

Nez Perce County, ID: “Stewart Substation Expansion”, granted by 4 Renegades LLC, an Idaho limited liability company, the following real property located in the County of Nez Perce, State of Idaho, and legally described as follows:

A parcel of land located in the Southwest Quarter of the Northwest Quarter of Section 9, Township 35 North, Range 5 West, Boise Meridian, Nez Perce County, Idaho, described as follows:

Beginning at the Southwest corner of the Northwest Quarter of Section 9, also the Southwest corner of a parcel of land described in Quitclaim Deed, Instrument # 875274, said point being on the centerline of Gun Club County Road; Thence along the West line of said Northwest Quarter and of said parcel and along said center line, N01◦09’47”E, 330.00 feet; Thence leaving said centerline, S88◦58’52”E, 840.00 feet to the East line of said parcel; Thence along said East line, S01◦09’47”W, 330.00 feet to the Southeast corner of said parcel; Thence along the South line thereof, N88◦58’52”W, 840.00 feet to the Point of Beginning.

SUBJECT TO taxes and assessments for the year 2021 levied by the County of Nez Perce or City of Lewiston, and all subsequent years, together with (a) unpatented mining claims, (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof, (c) water rights, claims to title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records; to the Exceptions and Reservations set forth in that certain Warranty Deed recorded February 9, 1926 in Book 144 of Deeds, Page 511, records of Nez Perce County, Idaho; to all matters, and any rights, easements, interests or claims as disclosed by a Record of Survey recorded September 17, 1996 as Instrument No. 613183, records of Nez Perce County, Idaho; to terms and conditions contained in a Warranty Deed recorded December 9, 2005 under Instrument No. 725287, records of Nez Perce County, Idaho; to terms and conditions contained in an Irrevocable Consent to Annexation recorded August 12, 2020 as Instrument No. 879051, records of Nez Perce County, Idaho; to terms and conditions contained in a Reasoned Statement of Relevant Criteria and Standards for Granting or Denial of Zoning District Boundary Change/Rezone recorded September 18, 2020 as Instrument No. 880421, records of Nez Perce County, Idaho; to terms and conditions contained in a Resolution No. 2021-10-160, recorded October 14, 2021 as Instrument No. 893776, records of Nez Perce County, Idaho; to title to, and easements in, any portion of the land lying within any highways, roads, streets or other ways; to an and all existing easements, rights of way, reservations, restrictions, covenants, conditions, declarations and encumbrances of record; to any existing tenancies; to all zoning laws and ordinances; and to any state of facts an accurate survey or inspection of the premises would show.

This conveyance shall include any and all estate, right, title, interest, appurtenances, tenements, hereditaments, reversions, remainders, easements, rents, issues, profits, rights-of-way and water rights in anywise appertaining to the property herein described as well in law as in equity.

The Grantor covenants to Grantee that Grantor is the owner in fee simple of said premises; that the premises are free from all encumbrances, excepting those as may be herein set forth, and excepting those of record; and that Grantor will warrant and defend the same from all lawful claims.

EXHIBIT D

(Form of Bond)

CUSIP: 05379B AR8

AVISTA CORPORATION

First Mortgage Bond, 4.00% Series due 2052

REGISTERED	REGISTERED

NO. _________________	$_______________

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the “Company”), for value received, hereby promises to pay to

, or registered assigns, on April 1, 2052 (the “Stated Maturity Date”)

DOLLARS

and to pay the registered owner hereof interest thereon semi-annually in arrears on April 1 and October 1 in each year (each such date, an “Interest Payment Date”), commencing October 1, 2022, and at Maturity (as hereinafter defined), at the rate of four per centum (4.00%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company’s obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from March 17, 2022 or from the most recent Interest Payment Date on or prior to the date of this bond to which interest on the bonds of this series has been paid.

Dated: AVISTA CORPORATION

By:
Name:
Title:

ATTEST:

Name:
Title:

TRUSTEE’S CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.

Trustee

By

Authorized Signatory

The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable to the registered owner hereof upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the seventh Business Day (as defined in the Sixty-sixth Supplemental Indenture referred to below) preceding each Interest Payment Date (each such date being herein called a “Record Date”); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.00% Series due 2052, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Sixty-sixth Supplemental Indenture, dated as of March 1, 2022 (the “Sixty-sixth Supplemental Indenture”), and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof. Each initial and subsequent holder of bonds of this series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the prospective amendments to the Original Mortgage set forth or referred to in the Sixty-sixth Supplemental Indenture.

The principal hereof, together with all accrued and unpaid interest hereon (but without premium), may be declared or may become due prior to the Stated Maturity Date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Any bond of this series authenticated and delivered upon the transfer or exchange of a bond prior to the first Interest Payment Date to which interest on all outstanding bonds of this series has been paid shall have the same Initial Interest Accrual Date as the bond surrendered in such transfer or exchange.

Prior to October 1, 2051 (the “Par Call Date”), the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the redemption date, and

(2) 100% of the principal amount of the bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the bonds of this series in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Except as provided above, (a) the bonds of this series are not redeemable prior to the Stated Maturity Date and (b) no amount other than the principal of and interest on the bonds of this series shall be payable in respect of such bonds at Maturity or otherwise.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

____________________

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________

[please insert social security or other identifying number of assignee]

________________________________________________________________________

[please print or typewrite name and address of assignee]

________________________________________________________________________

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint ____________________________________________, Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: _________________

___________________________________

[signature of assignor]

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT E(1)

Prospective Amendment of Section 5 of
Original Mortgage, as heretofore amended

SECTION 5. The term “Funded Property” shall mean:

(1) all Mortgaged and Pledged Property described in the most recent Funded Property Certificate delivered to the Trustee;

(2) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture after the date of the most recent Funded Property Certificate delivered to the Trustee;

(3) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture after the date of the most recent Funded Property Certificate delivered to the Trustee, subject, however, to the provisions of Section 59 hereof;

(4) all Property Additions to the extent that the same shall have been substituted for Funded Property retired, otherwise than under the release or cash withdrawal provisions hereof, after the date of the most recent Funded Property Certificate delivered to the Trustee;

(5) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash, as hereinafter defined, after the date of the most recent Funded Property Certificate delivered to the Trustee, subject, however, to the provisions of Section 61 hereof; except, in any case, to the extent that any such property shall no longer be deemed to be Funded Property under other provisions of this Indenture.

The term “Funded Property Certificate” shall mean an Engineer’s Certificate delivered to the Trustee that:

(1) shall

(a) state the aggregate principal amount of bonds Outstanding under this Indenture,

(b) state the aggregate principal amount of bonds to the authentication and delivery of which the Company shall then be entitled under Section 29 of this Indenture;

(c) state the amount equal to one hundred fifty per centum (150%) of the sum of the amounts stated in clauses (1) and (2) above,

(d) describe a portion of the Mortgaged and Pledged Property that shall be designated “Funded Property” from and after the date of delivery of such certificate (such Property being hereinafter called the “Designated Funded Property”);

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(e) state that the Designated Funded Property and all elements of property part thereof constitute Property Additions (as defined in Section 4 of this Indenture, but without regard to the date of acquisition or construction thereof); and

(f) state the Fair Value to the Company of the Designated Funded Property, which shall be not less than the amount stated in clause (c) above;

(2) shall make, mutatis mutandis, all the other statements required in an Engineer’s Certificate under clause (3) of Section 28 of this Indenture with respect to the Designated Funded Property (without regard to amounts otherwise required to be added or deducted under the provisions of Section 4), and shall state that the Designated Funded Property is not subject to any Prior Lien; and

(3) shall be accompanied by

(a) a Treasurer’s Certificate, as described in clause (2) in the first paragraph of Section 28 of this Indenture;

(b) an Independent Engineer’s Certificate, as described in clause (4) of the first paragraph of Section 28 of this Indenture, with respect to the Designated Funded Property; and

(c) an Opinion of Counsel, as described in clause (7) of the first paragraph of Section 28 of this Indenture with respect to the Designated Funded Property.

On and after the date of delivery to the Trustee of a Funded Property Certificate, no part of the Mortgaged and Pledged Property other than the Designated Funded Property shall be deemed to be Funded Property, including, for the avoidance of doubt, any property that had been deemed to be Funded Property prior to such date, until such part of the Mortgaged and Pledged Property shall thereafter become Funded Property by virtue of the operation of any clause in the first paragraph of this Section.

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EXHIBIT E(2)

Prospective Amendment to Original Mortgage
as heretofore amended to Add New Section 59A

SECTION 59A. Anything in this Indenture to the contrary notwithstanding, unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more of the Completed Defaults specified in Section 65 hereof shall have occurred and be continuing, the Company may, at its election (and in lieu of satisfying the requirements of Section 59), obtain the release of any part of the Mortgaged and Pledged Property that does not constitute Funded Property, except cash then held by the Trustee (provided, however, that Prior Lien Bonds deposited with the Trustee shall not be released except as provided in Article IX hereof and obligations secured by purchase money mortgage deposited with the Corporate Trustee shall not be released except as provided in Section 61 hereof), and the Trustee shall release the same from the Lien hereof upon the application of the Company and receipt by the Trustee of

(1) a Treasurer’s Certificate stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that none of the Completed Defaults specified in Section 65 hereof has occurred and is continuing;

(2) an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application,

(a) describing the property to be released;

(b) stating the Fair Value, in the opinion of the signers, of the property to be released;

(c) stating the Cost of the property to be released;

(d) stating that the property to be released does not constitute Funded Property;

(e) if true, stating that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 4, is not less than zero (0);

(f) if the statement contemplated in subclause (e) above cannot be made, stating the amount by which zero (0) exceeds the amount referred to in subclause (e) above (showing in reasonable detail the calculation thereof);

(g) stating that, in the opinion of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(3) if the Engineer’s Certificate required by clause (b) above does not contain the statement contemplated in clause (2)(e) above, an amount in cash, to be held by the Trustee as part of the Mortgaged and Pledged Property, equal to the amount, if any, by which sixty-six and two-thirds percentum (66 ⅔%) of the lower of (a) the Cost or Fair Value (whichever

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shall be less) of the property to be released and (b) the amount shown in clause (2)(f) above exceeds the aggregate of items of the character described in subclauses (a), (c) and (d) of clause (4) in the first paragraph of Section 59 then to be used as a credit under this Section 59A (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 59).

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EXHIBIT E(3)

Prospective Amendment of Section 37 of
Original Mortgage, as heretofore amended

SECTION 37. (a) That it will

(i) keep or cause to be kept all the Mortgaged and Pledged Property insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Twenty Million Dollars ($20,000,000) and (B) three percentum (3%) of the aggregate principal amount of bonds Outstanding hereunder on the date of such particular loss) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear or to the trustee or other holder of any Prior Lien or other lien prior hereto, if the terms thereof require such payment, or to the agent or representative of the co-owners of jointly-owned property, if the terms of such joint ownership require such payment, or

(ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Twenty Million Dollars ($20,000,000) and (Y) three percentum (3%) of the aggregate principal amount of bonds Outstanding on the date of such particular loss) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee in respect of such loss or paid to the trustee or other holder of a Prior Lien or any other lien prior hereto in respect of such loss if the terms thereof require such payment or paid to the agent or representative of the co-owners of jointly owned property in respect of such loss if the terms of such joint ownership require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for purposes of this Indenture be deemed to be proceeds of insurance.

Whenever requested by the Trustee (but not more frequently than annually), the Company shall deliver to the Trustee a Treasurer’s Certificate (a) listing the insurance policies then in effect covering the Mortgaged and Pledged Property, or any part thereof, including (or referring to a previous such Treasurer’s Certificate that includes) the names of the insurance companies and the amounts and expiration dates of the policies and/or (b) describing each such other method or plan of protection and (c) stating that, in the judgement of the signers, such insurance policies and/or such other methods or plans of protection, collectively, provide adequate protection to the Company against loss by fire.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of (A) Twenty Million Dollars ($20,000,000) and (B) three percentum (3%) of the aggregate

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principal amount of the bonds Outstanding hereunder on the date such policy goes into effect and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percentum (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount per occurrence described in clause (i) above may be exceeded to the extent such dollar amount is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(b) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any Prior Lien or other lien prior hereto, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon written request and receipt by the Trustee of:

(i) An Engineer’s Certificate:

(A) describing the property so damaged or destroyed;

(B) stating the Cost of such property (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or Fair Value to the Company;

(C) stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D) stating the Fair Value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(I) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(II) the Fair Value to the Company of such property as set forth in such Expert’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percentum (1%) of the aggregate principal amount of the Securities at the time Outstanding, the Engineer making the statement required by this clause (D) shall be an Independent Engineer; and

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(ii) an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the lien hereof to the same extent as was the property so destroyed or damaged.

Any such moneys not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 61; provided, however, that if the amount of such moneys shall exceed sixty-six and two-thirds percentum (66-2/3%) of the amount stated pursuant to clause (B) in the Engineer’s Certificate referred to above, the amount of such excess shall not be deemed to be Funded Cash, shall not be subject to Section 61 and shall be remitted to or upon the written request of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 61.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 37.

(c) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any Prior Lien or other lien prior hereto or to the requirements of any joint ownership agreement, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company upon written request and receipt by the Trustee of:

(i) an Engineer’s Certificate stating:

(A) that such moneys were paid to or received by the Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and

(B) if true, that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 4, is not less than zero (0); or

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(C) if the statement contemplated in subclause (B) above cannot be made, the amount by which zero (0) exceeds the amount referred to in subclause (B) above (showing in reasonable detail the calculation thereof); and

(ii) if the Engineer’s Certificate required by clause (ii) above does not contain the statement contemplated in clause (i)(B) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to sixty-six and two-thirds percentum (66-2/3%) of the amount shown in clause (i)(C) above.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

(d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.

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